KEY BANK LOGO

                     AMENDMENT TO NOTE AND LOAN AGREEMENT

   THIS AMENDMENT is made and entered into as of January 9, 1997, between FEI COMPANY ("Borrower") and KEY BANK OF OREGON ("Bank"), with reference to the following facts:

    Bank has extended to Borrower a revolving line of credit, which is evidenced by a Revolving Note in the original principal amount of Ten Million Dollars dated as of November 1, 1996 (the "Note"), by a Loan Agreement (Revolving Line) dated as of December 17, 1993, as thereafter amended (the "Loan Agreement"). The Loan is also evidenced by certain other instruments and agreements (collectively, the "Loan Documents"). Bank and Borrower wish to modify the Note and the Loan Agreement to increase the maximum principal amount that may be borrowed thereunder, and hereby agrees as follows:

    1. Amendment. Effective as of the date of this Modification Agreement, the Note and the Loan Agreement are each hereby amended to increase the principal amount that may be borrowed thereunder to Twelve Million Dollars ($12,000,000.00).

    2. No Other Changes. Except as modified hereby, all terms and conditions of the Note, the Loan Agreement and the Loan Documents (including without limitation, the Maturity Date and the Sublimit on LIBOR borrowings set forth in the Note) shall remain unmodified and in full force and effect.

    3. Reaffirmation of Warranties. Borrower reaffirms to Bank each of the representations, warranties, covenants and agreements of Borrower set forth in the Loan Documents with the same force and effect as if separately stated herein and made as of the date hereof. Borrower specifically affirms and represents that the Loan Documents, as modified hereby, represent the valid, enforceable and collectible obligations of Borrower, and warrants that there are no existing claims, defenses (personal or otherwise), or rights of offset whatsoever relating to any of the Loan Documents and further warrants that no event has occurred, and no condition exists that would constitute a default under the Loan Documents or this Agreement, either with or without notice and/or lapse of time. Borrower acknowledges that:

     UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE
     BY A BANK AFTER OCTOBER 3, 1989, CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY THAT BANK TO BE ENFORCEABLE.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.


KEY BANK OF OREGON ("Bank")          FEI COMPANY ("Borrower")


By:      /s/JOHN H. BROCK              By:        /s/FREDERICK A.M. GORDON
        -----------------------------          --------------------------------
Name:       John H. Brock              Name:         Frederick A.M. Gordon
Title:      Senior Vice President      Title:        Controller